UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Redbox Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	001-39741 (Commission File Number)	85-2157010 (IRS Employer Identification No.)

1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois 60181 (Address, including Zip Code, of Principal Executive Offices)

(630) 756-8000 Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RDBX	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	RDBXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 3, 2022, Redbox Entertainment Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Post-Effective Amendment No.1 to Form S-1 with respect to registration statement no. 333-261428 (the “Post-Effective Amendment”) to maintain to the registration by the Company of (i) warrants to purchase 6,062,500 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), issuable upon the exercise of the warrants purchased by the Sponsor (as defined in the Post Effective Amendment) in a private placement simultaneously with the closing of the Company’s initial public offering (the “Private Placement Warrants”), (ii) warrants to purchase 10,781,250 shares of Class A common stock issuable upon the exercise of the redeemable warrants sold as part of the units in the Company’s initial public offering, (iii) up to 32,770,000 shares of Class A common stock underlying an equal number of shares of Class B common stock, par value $0.0001 per share (“Class B common stock”) and (iv) 60,203,489 shares of Class A common stock underlying the Private Placement Warrants, Public Warrants and Class B common stock.

On June 13, 2022, the Post-Effective Amendment was declared effective by the SEC. Use of the prospectus included therein may be resumed.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	REDBOX ENTERTAINMENT INC.

	By:	/s/ Frederick W. Stein
Frederick W. Stein
Chief Legal Officer and Secretary